UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2006, EMCORE Corporation (the “Company”) received a NASDAQ Staff Determination letter stating that the Company is not in compliance with the filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) and that its common stock is subject to delisting from The Nasdaq Stock Market. The notice, which the Company expected, was issued as a result of the Company’s failure to file its annual report on Form 10-K for the year ended September 30, 2006 with the Securities and Exchange Commission by the required deadline. The Company had previously filed a Form 12b-25 with the SEC indicating that the Company would be unable to file its Form 10-K by the original filing deadline of December 14, 2006 due to the Company’s ongoing review of its prior stock option grants.

The Company will request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination letter and request continued listing. The Company can make no assurances that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing. Under Nasdaq Marketplace rules, the Company’s request for a hearing will automatically stay the delisting of the Company’s common stock pending the issuance of a written determination by the NASDAQ Listing Qualifications Panel.

The Company plans to file its Form 10-K for the year ended September 30, 2006 as soon as reasonably practicable.

A copy of the press release announcing the receipt of this letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 22, 2006, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 22, 2006	By: /s/ Thomas G. Werthan Name: Thomas G. Werthan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 22, 2006, issued by EMCORE Corporation.